                                                                    EXHIBIT 1.01



                               SELLING AGREEMENT
                               -----------------

                          ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY, ML PRINCIPAL PROTECTION PLUS L.P.)
                         A DELAWARE LIMITED PARTNERSHIP

                1,000,000 UNITS OF LIMITED PARTNERSHIP INTEREST



                                                       Dated as of July 15, 1996

                          ML PRINCIPAL PROTECTION L.P.

                               SELLING AGREEMENT

                               TABLE OF CONTENTS

                                                 Page
                                                 ----

Section  1.  Representations and Warranties of
               the General Partner..............   2

Section  2.  Representations and Warranties of
               the Commodity Broker.............   8

Section  3.  Representations and Warranties of
               the Trading Advisors.............  10

Section  4.  Offering and Sale of Units.........  13

Section  5.  Covenants of the General Partner...  18

Section  6.  Covenants of the Trading Advisors..  20

Section  7.  Payment of Expenses and Fees.......  21

Section  8.  Conditions of Closing..............  22

Section  9.  Indemnification and Exculpation....  25

Section 10.  Status of Parties..................  28

Section 11.  Representations, Warranties and
               Agreements to Survive Delivery...  28

Section 12.  Termination........................  29

Section 13.  Notices and Authority to Act.......  29

Section 14.  Parties............................  29

Section 15.  Governing Law......................  29

Section 16.  Requirements of Law................  29

                         ML PRINCIPAL PROTECTION L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                1,000,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                      (SUBSCRIPTION PRICE:  $100 PER UNIT,
                   $97 PER UNIT FOR MERRILL LYNCH EMPLOYEES)

                               SELLING AGREEMENT
                               -----------------



                                                                   July 15, 1996

MERRILL LYNCH, PIERCE,
  FENNER & SMITH INCORPORATED
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10080-6106

Dear Sirs:

          Your affiliate, MERRILL LYNCH INVESTMENT PARTNERS INC. (formerly, ML Futures Investment Partners Inc.), a Delaware corporation (referred to herein in its individual corporate capacity and as general partner as the "General Partner"), caused the formation, in 1994, of a limited partnership pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware (the "DRULPA") under the name ML PRINCIPAL PROTECTION PLUS L.P., for the purpose of engaging in speculative trading of futures and forward contracts and commodity options in the international markets. ML Principal Protection Plus L.P. was renamed ML PRINCIPAL PROTECTION L.P. (the "Partnership") as of July 1, 1996. The Partnership does not have any trading operations of its own but rather enters, through its wholly-owned trading subsidiary, ML PRINCIPAL PROTECTION TRADING L.P., (formerly, ML Principal Protection Plus Trading L.P.), a Delaware limited partnership (the "Trading Partnership"), into separate Advisory Agreements with various professional commodity trading advisors which have no affiliation with the General Partner (other than perhaps managing accounts for the clients of the General Partner) (individually, a "Trading Advisor" and, collectively, the "Trading Advisors"). The Trading Partnership engages in speculative trading in the commodities markets as aforesaid, and the Trading Advisors direct such trading; the commodity broker and forward contract dealer for the Partnership is MERRILL LYNCH

FUTURES INC., a Delaware corporation and certain of its affiliates (the "Commodity Broker") or such other brokers as approved of in writing by Merrill Lynch Futures Inc.; and the exclusive selling agent for the Partnership is yourself, including, without limitation, ML INTERNATIONAL & CO., C.V.O.A., and certain of your affiliates (herein sometimes collectively referred to as the "Selling Agent").

          The Commodity Broker acts as (i) broker for the Partnership pursuant to a customer agreement (the "Customer Agreement") between the Commodity Broker and the Trading Partnership and (ii) forward contract dealer through the Partnership's affiliated Foreign Exchange Desk with respect to the Partnership's forward trading pursuant to a foreign exchange desk service agreement (the "Foreign Exchange Desk Service Agreement") between the Commodity Broker, the General Partner, the Trading Partnership and certain other parties.

          Each Trading Advisor provides commodity trading advisory services to the Trading Partnership pursuant to an advisory agreement (individually, the "Advisory Agreement" and, collectively, the "Advisory Agreements") between each Trading Advisor, the Partnership, the Trading Partnership and the General Partner.

          The Trading Advisors provide various commodity-related services to the Commodity Broker pursuant to consulting agreements (individually, the "Consulting Agreement" and, collectively, the "Consulting Agreements") between each Trading Advisor and the Commodity Broker.

          The Trading Advisors are referred to herein and in the Prospectus (defined below) as either "core" or non-"core" Trading Advisors depending upon the percentage of the Partnership's "trading assets" (i.e., assets invested in the Trading Partnership as well as assets held by the Partnership and committed to paying trading losses) allocated to them. The "core" Trading Advisors are those Trading Advisors who are initially allocated 10% or more of the Partnership's trading assets and for whom disclosure has been given in the Prospectus, including Appendix I thereto, in accordance with the disclosure requirements of the rules and regulations of the Commodity Futures Trading Commission ("CFTC") under the Commodity Exchange Act (the "Commodity Act"). The non-"core" Trading Advisors are those Trading Advisors who are initially allocated less than 10% of the Partnership's trading assets and for whom only summary disclosure has been given in the Prospectus Supplement which accompanies each Prospectus (pursuant to relief granted by the CFTC and the Securities and Exchange Commission ("SEC")).

          Capitalized terms used herein, unless otherwise indicated, shall have the meanings attributed to them in the Prospectus referred to below.

          Section 1. Representations and Warranties of the General Partner. The General Partner represents and warrants to the Trading Advisors and the Selling Agent, as follows:

          (a) The Partnership (and the Trading Partnership as co-registrant) has: provided to the Trading Advisors and to the Selling Agent and filed with the SEC a registration statement on Form S-1 (Registration No. 33- _____), constituting also Post-Effective Amendment No. 3 to Registration No. 33-73914; effective July 14, 1994, as filed with the SEC on July 3, 1996, for the registration, or continued registration pursuant to SEC Rule 429, as the case may be, of Units of Limited Partnership Interest (the "Units") and the interests in the Partnership represented thereby under the Securities Act of 1933, as amended (the "1933 Act"); and has filed two copies thereof with the CFTC under the Commodity Act and one copy with the National Futures Association (the "NFA") in accordance with NFA Compliance Rule 2-13. On July __, 1996 the Partnership filed its final Amendment No. 1 (Post-Effective Amendment No. 4 to Registration No. 33-73914), to the registration statement and a final amended prospectus, with the forms of which all parties hereto are familiar. The Partnership will not, at any time after the date hereof file any other amendment to the registration statement or any other amended prospectus which shall be reasonably objected to in writing by any Trading Advisor or by counsel to any of the Trading Advisors. Amendment No. 1 to the registration statement and the amended prospectus included therein are hereinafter called the "Registration Statement" and the "Prospectus," respectively. If the Partnership files a subsequent post-effective amendment to the Registration Statement, then the term, "Registration Statement," shall, from and after the declaration of the effectiveness of such post-effective amendment, refer to the Registration Statement as amended by such post-effective amendment thereto, and the term, "Prospectus," shall refer to the amended prospectus then on file with the SEC as part of the Registration Statement, or if a subsequent prospectus is filed by the Partnership pursuant to Rule 424 of the rules and regulations of the SEC under the 1933 Act (the "SEC Regulations"), the term, "Prospectus," shall refer to the prospectus most recently filed pursuant to such Rule from and after the date on which it shall have been first used. Except as required by law, the Partnership will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus which shall be reasonably objected to in writing by any Trading Advisor or by counsel to any Trading Advisor, upon reasonable prior notice.

          (b) The Certificate of Limited Partnership, as amended (the "Certificate of Limited Partnership"), pursuant to which the Partnership has been formed and the Third Amended and Restated Limited Partnership Agreement of the Partnership (the "Limited Partnership Agreement") each provides for the subscription for and sale of the Units in series; all action required to be taken by the General Partner and the Partnership as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to each Closing Time, as defined in Section 4 hereof, will have been taken; and, upon payment of the consideration therefor specified in all accepted Subscription Agreements and Powers of Attorney, the Units will constitute valid limited partnership interests in the Partnership.

          (c) Each of the Partnership and the Trading Partnership is a limited partnership duly organized pursuant to the Certificate of Limited Partnership, the Certificate of Limited Partnership of the Trading Partnership, as amended (the "Trading Partnership Certificate"), the Limited Partnership Agreement and the Amended and Restated Limited Partnership Agreement of the Trading Partnership (the "Trading Limited Partnership Agreement"), respectively, and the DRULPA and validly existing under the laws of the State of Delaware with full power and authority to
     (i) invest in

     U.S. Treasury securities and securities issued by U.S. government agencies and instrumentalities and in the Trading Partnership, in the case of the Partnership, and (ii) engage in the trading of futures, forward and option contracts, in the case of the Trading Partnership, as described in the Prospectus; each of the Partnership and the Trading Partnership has received a certificate of authority to do business in the State of New York as provided by Article 8-A of the New York Uniform Limited Partnership Act.

          (d) The General Partner is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware and in good standing as a foreign corporation under the laws of the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Partnership or the General Partner's ability to perform its obligations hereunder.

          (e) The Partnership, the Trading Partnership and the General Partner have full partnership or corporate power and authority under applicable law to perform their respective obligations under the Limited Partnership Agreement, the Escrow Agreement relating to the offering of the Units (the "Escrow Agreement"), the Advisory Agreements and this Agreement, as described in the Registration Statement and Prospectus.

          (f) The Registration Statement and Prospectus contain all statements and information required to be included therein by the Commodity Act and the rules and regulations thereunder. When the Registration Statement became effective under the 1933 Act and at all times subsequent thereto up to and including the Closing Time, the Registration Statement and Prospectus did and will comply in all material respects with the requirements of the 1933 Act, the Commodity Act and the rules and regulations under such Acts. The Registration Statement as of its effective date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not mislead-ing. The Prospectus as of its date of issue and as of the beginning of each calendar quarter as of which Units are sold (an "Additional Closing Time") did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. This representation and warranty shall not, however, apply to any statement or omission in the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to the Trading Advisors or the Selling Agent and furnished or approved in writing by the Trading Advisors or the Selling Agent, it being acknowledged that each Trading Advisor has approved the information relating to such Trading Advisor or its principals as set forth in the Prospectus and in the selling brochure of the Partnership dated July 1996.

          (g) Deloitte & Touche, the accountants who certified the financial statements filed with the SEC as part of the Registration Statement, are, with respect to the General Partner, the Partnership and the Trading Partnership, independent public accountants as required by the 1933 Act and the SEC Regulations.

          (h) The financial statements filed as part of the Registration Statement and those included in the Prospectus present fairly the financial position of the Partnership, the Trading Partnership and the General Partner as of the dates indicated; and said financial statements have been prepared in conformity with generally accepted accounting principles (as described therein), or, in the case of unaudited financial statements, in substantial conformity with generally accepted accounting principles, applied on a basis which is consistent in all material respects for each balance sheet date presented.

          (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner, the

     Partnership or the Trading Partnership, whether or not arising in the ordinary course of business.

          (j) The General Partner at Closing Time will have a net worth sufficient in amount and satisfactory in form, as set forth in the opinion of Sidley & Austin, counsel for the General Partner, for classification of the Partnership and the Trading Partnership as partnerships for Federal income tax purposes under current interpretations of the Internal Revenue Code of 1954 and the Internal Revenue Code of 1986, as amended (collectively, the "Code"), and the regulations thereunder.

          (k) The Advisory Agreements, the Limited Partnership Agreement, the Trading Limited Partnership Agreement, the Escrow Agreement and this Agreement have each been duly and validly authorized, executed and delivered by the General Partner on behalf of the Partnership and/or the Trading Partnership, as the case may be, and each constitutes a valid, binding and enforceable agreement of the Partnership and/or the Trading Partnership as the case may be, in accordance with its terms. The Customer Agreement and the Foreign Exchange Desk Service Agreement has been duly and validly authorized, executed and delivered by the General Partner on behalf of the Trading Partnership.

          (l) The Merrill Lynch & Co., Inc. Guarantee of the General Partner's undertaking to the Partnership that the Net Asset Value per Unit of each series issued by the Partnership will equal no less than $100 as of the Principal Assurance Date for such series, as described in the Prospectus, has been duly and validly authorized, executed and delivered by Merrill Lynch & Co., Inc. and constitutes a valid, binding and enforceable agreement of Merrill Lynch & Co., Inc. in accordance with its terms.

          (m) The execution and delivery of the Limited Partnership Agreement, the Trading Limited Partnership Agreement, the Escrow Agreement, the Customer Agreement, the Foreign Exchange Desk Service Agreement, the Advisory Agreements and this Agreement, the incurrence of the obligations set forth in each of such agreements and the consummation of the transactions contemplated therein and in the Prospectus will not constitute a breach of, or default under, any instrument by which either the General Partner, the Partnership or the Trading Partnership, as the case may be, is bound or any order, rule or regulation applicable to the General Partner, the Partnership or the Trading Partnership of any court or any governmental body or administrative agency having jurisdiction over the General Partner, the Partnership or the Trading Partnership.

          (n) There is not pending, or, to the best of the General Partner's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the General Partner, the Partnership or the Trading Partnership is a party, or to which any of the assets of the General Partner, the Partnership or the Trading Partnership is subject, which is not referred to in the Prospectus and which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the General Partner, the Partnership or the Trading Partnership or is required to be disclosed in the Prospectus pursuant to applicable CFTC regulations. The General Partner has not received any notice of an investigation or warning letter from the NFA or the CFTC regarding non-compliance by the General Partner with the Commodity Act or the regulations thereunder.

          (o) The General Partner has all Federal and state governmental, regulatory and commodity exchange approvals and licenses, and has effected all filings and registrations with Federal and state governmental agencies required to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its obligations as described under the Limited Partnership Agreement, the Trading Limited Partnership Agreement and this Agreement (including, without limitation, registration as a commodity pool operator under the Commodity Act and membership in the NFA as a commodity pool operator), and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or any agreement, order, law or regulation binding upon it. The principals of the General Partner identified in the Registration Statement are all of the principals of the General Partner, as "principals" is defined by the CFTC regulations. Such principals are duly registered as such on the General Partner's commodity pool operator Form 7-R registration.

          (p) Neither the Partnership nor the Trading Partnership requires any Federal or state governmental, regulatory or commodity exchange approvals or licenses, or need to effect any filings or registrations with any Federal or state governmental agencies in order to conduct its businesses and to act as contemplated by the Registration Statement and Prospectus and, in the case of the Partnership, to issue and sell the Units (other than filings relating solely to the offering of the Units), and, in the case of Trading Partnership, to trade in the commodity markets.

          Section 2. Representations and Warranties of the Commodity Broker. The Commodity Broker represents and warrants to the Partnership, the Trading Partnership, the General Partner, the Trading Advisors and the Selling Agent, as follows:

          (a) The Commodity Broker is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and in good standing and qualified to do business in the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect the Commodity Broker's ability to perform its obligations hereunder or under the Customer Agreement, the Foreign Exchange Desk Service Agreement and the Consulting Agreements. The Commodity Broker has full corporate power and authority to perform its obligations under the Customer Agreement, the Consulting Agreements and this Agreement and as described in the Registration Statement and Prospectus.

          (b) All references to the Commodity Broker and its principals in the Registration Statement and

     Prospectus are accurate and complete in all material respects, and set forth in all material respects the information required to be disclosed therein under the Commodity Act and the rules and regulations thereunder. As to the Commodity Broker and its principals, (i) the Registration Statement and Prospectus contain all statements and information required to be included therein under the Commodity Act and the rules and regulations thereunder, (ii) the Registration Statement as of its effective date did not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus at its date of issue and as of each Additional Closing Time did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which such statements were made.

          (c) The Commodity Broker has all Federal and state governmental, regulatory and commodity exchange licenses and approvals, and has effected all filings and registrations with Federal and state governmental and regulatory agencies required to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its obligations under the Customer Agreement, the Foreign Exchange Desk Service Agreement, the Consulting Agreements and this Agreement (including, without limitation, registration of the Commodity Broker as a futures commission merchant under the Commodity Act and membership of the Commodity Broker as a futures commission merchant in the NFA), and the performance of such obligations will not violate or result in a breach of any provision of the Commodity Broker's certificate of incorporation, by-laws or any agreement, instrument, order, law or regulation binding upon the Commodity Broker.

          (d) Each of the Customer Agreement, the Foreign Exchange Desk Service Agreement, the Consulting Agreements and this Agreement has been duly authorized, executed and delivered by the Commodity Broker and each of this Agreement and the Consulting Agreements constitutes a valid, binding and enforceable agreement of the Commodity Broker in accordance with its terms.

          (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Commodity Broker, whether or not arising in the ordinary course of business.

          (f) In the ordinary course of its business, the Commodity Broker is engaged in civil litigation and subject to administrative proceedings. Neither the Commodity Broker nor any of its principals have been the subject of any administrative, civil, or criminal actions within the five years preceding the date hereof that would be material to an investor's decision to purchase the Units which are not disclosed in the Prospectus.

          (g) The execution and delivery of the Customer Agreement, the Foreign Exchange Desk Service Agreement, the Consulting Agreements and this Agreement, the incurrence of the obligations set forth herein and therein and the consummation of the transactions contemplated herein and therein and in the Prospectus will not constitute a breach of, or default under, any instrument by which the Commodity Broker is bound or any order, rule or regulation applicable to the Commodity Broker of any court or any governmental body or administrative agency having jurisdiction over the Commodity Broker.

          Section 3. Representations and Warranties of the Trading Advisors. Each Trading Advisor represents and warrants to the Partnership, the Trading Partnership, the Selling Agent, the Commodity Broker, the other Trading Advisors and the General Partner as follows:

          (a) The Trading Advisor is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation and in good standing as a foreign corporation in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially affect the Trading Advisor's ability to perform its obligations under this Agreement, the Consulting Agreement and the Advisory Agreement. The Trading Advisor has full corporate power and authority to perform its obligations under this Agreement, the Consulting Agreement and the Advisory Agreement as described in the Registration Statement and Prospectus.

          (b) With respect to each "core" Trading Advisor, all references to such "core" Trading Advisor and its principals, and its trading systems, methods and performance in the Registration Statement and the Prospectus are accurate and complete in all material respects. Further, as to such "core" Trading Advisor, each of the principals of the "core" Trading Advisor, and its trading systems, methods and performance: (i) the Registration Statement and Prospectus contain all statements and information required to be included therein under the Commodity Act and the rules and regulations thereunder, (ii) the Registration Statement (with respect to the information relating to the "core" Trading Advisor furnished to the General Partner) as of its effective date did not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus (as approved in pertinent part by the "core" Trading Advisor) at its date of issue and as of each Additional Closing Time did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which such statements were made. Except as otherwise disclosed in the Prospectus or identified in writing to the General Partner on or prior to the date hereto, the actual performance of each discretionary account directed by such "core" Trading Advisor or any principal or affiliate of such "core" Trading Advisor for the periods covered by the Performance Summaries set forth in the Prospectus (including Appendix I thereto) is disclosed in accordance with the requirements of the Commodity Act and the rules and regulations thereunder (or as otherwise permitted by the Staff of the Division of Trading and Markets). The information and Performance Summaries relating to the actual performance of the "core" Trading Advisor are complete and accurate in all material respects and comply in all material respects with the disclosure requirements of the rules and regulations of the CFTC under the Commodity Act, including those relating to the inclusion of "notional" equity. The Performance Summaries in the Prospectus (as applicable to the "core" Trading Advisor) have been calculated in the manner set forth in the notes thereto.

          With respect to the non-"core" Trading Advisors, the foregoing representation and warranty is not applicable. Instead, each such non- "core" Trading Advisor represents and warrants to the Partnership, the Trading Partnership, the Selling Agent, the Commodity Broker, the other Trading Advisors and the General Partner that (i) the Disclosure Document furnished by such non-"core" Trading Advisor to the General Partner is accurate and complete in all material respects and contains all statements and information required to be included therein under the Commodity Act and the rules and regulations thereunder, and (ii) the summary information included in the Prospectus Summary with respect to such non-"core" Trading Advisor (as approved in pertinent part by such non-"core" Trading Advisor) at its date of issue and as of Closing Time did not and will not contain any misleading or untrue statement of a material fact.

          (c) The Advisory Agreement, the Consulting Agreement and this Agreement have each been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and each constitutes a valid, binding and enforceable agreement of the Trading Advisor in accordance with its terms.

          (d) The Trading Advisor has all Federal and state governmental, regulatory and commodity exchange licenses and approvals and has effected all filings and registrations with Federal and state governmental and regulatory agencies required to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its obligations under this Agreement, the Consulting Agreement and the Advisory Agreement (including, without limitation, registration of the Trading Advisor as a commodity trading advisor under the Commodity Act and membership of the Trading Advisor as a commodity trading advisor in the NFA), and the performance of such obligations will not violate or result in a breach of any provision of the Trading Advisor's Certificate of Incorporation, By-laws or any agreement, instrument, order, law or regulation binding on the Trading Advisor. The principals of the Trading Advisor are duly listed as such on the Trading Advisor's commodity trading advisor Form 7-R registration.

          (e) Management by such Trading Advisor of an account for the Trading Partnership in accordance with the terms hereof and of the Advisory Agreement, and as described in the Prospectus, will not violate the Investment Advisers Act of 1940.

          (f) Neither the Trading Advisor nor any principal of the Trading Advisor will use or distribute any preliminary prospectus, Prospectus, amended or supplemented Prospectus or selling literature nor engage in any selling activities whatsoever in connection with the offering of the Units, except as may be requested by the General Partner pursuant to Section 6(c) of this Agreement.

          (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor, whether or not arising in the ordinary course of business.

          In the case of the non-"core" Trading Advisors, the foregoing representation and warranty shall be modified so that the first two clauses of the first sentence read "Since the respective dates as of which information is given in the Prospectus Supplement and in the Disclosure Document furnished by such non-"core"

     Trading Advisor to the General Partner, except as may otherwise be stated
     in or contemplated by the Prospectus Supplement and such material...."

          (h) The execution and delivery of this Agreement, the Consulting Agreement and the Advisory Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein and in the Prospectus will not constitute a breach of, or default under, any instrument by which the Trading Advisor is bound or any order, rule or regulation applicable to the Trading Advisor of any court or any governmental body or administrative agency having jurisdiction over the Trading Advisor.

          (i) There is not pending, or to the best of the Trading Advisor's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Trading Advisor is a party, or to which any of the assets of the Trading Advisor is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor. The Trading Advisor has not received any notice of an investigation or warning letter from the NFA or the CFTC regarding non-compliance by the Trading Advisor with the Commodity Act or the regulations thereunder.

          (j) The Trading Advisor has not received, and is not entitled to receive, directly or indirectly, any commission, finder's fee, similar fee or rebate from any person in connection with the organization or operation of the Partnership.

          Section 4.  Offering and Sale of Units.
                      --------------------------

          (a) The appointment of the Selling Agent as exclusive selling agent of the Partnership for an indefinite period of time (the "Offering Period") is hereby reconfirmed to the Selling Agent to continue to attempt to find acceptable subscribers for up to the number of Units set forth on page 1 hereof through a public offering of different series of Units sold as of the beginning of each calendar quarter beginning October 1, 1996. Any checks received which are made payable to any party other than the Escrow Agent shall be returned to the purchaser who submitted the check and not accepted. Subject to the performance by the General Partner of all its obligations to be performed hereunder, and to the completeness and accuracy in all material respects of all the representations and warranties of the General Partner, the Commodity Broker and the Trading Advisors contained herein, the Selling Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts to find acceptable subscribers for the Units as of each such calendar quarter-end at a public offering price of $100 per Unit, each subscriber being required to subscribe for at least 50 Units, except in the case of existing Limited Partners making additional investments, in which case the minimum investment is 10 Units. Officers and employees of Merrill Lynch & Co., Inc. or any of its affiliates will be permitted to subscribe for Units at a price of $97 per Unit, with the General Partner supplying the remaining $3 per Unit subscription price on such Units (retirement accounts established for such officers and employees must subscribe at $100 per Unit).

          The offering of the Units must be continuous. The Selling Agent may not, at any time, suspend or defer such offering; provided that the Selling Agent may terminate the Offering as set forth herein.

          It is understood that the Selling Agent's agreement to use its best efforts to find acceptable subscribers for the Units as of the beginning of each such calendar quarter shall not prevent it from acting as a selling agent or underwriter for the securities of other issuers which may be offered or sold during the Offering Period. The agency of the Selling Agent hereunder shall continue until the General Partner terminates the Offering Period, upon at least 30 calendar days' notice to the Selling Agent (the date on which the Offering Period terminates being hereinafter referred to as the "Offering Termination Date"), including such additional period as may be required to effect the closing of the sale of the Units, or the

     Selling Agent terminates this Agreement upon 30 calendar days' notice to the General Partner.

          (b) Before the end of each calendar quarter, the General Partner shall notify the Selling Agent of the aggregate number of Units for which the General Partner has received acceptable subscriptions during the preceding quarter. Payment of the purchase price for such Units will be made at the office of the General Partner, Merrill Lynch World Headquarters, Sixth Floor, South Tower, World Financial Center, New York, New York 10080-6106, or at such other place as shall be agreed upon between the Selling Agent and the General Partner, at 10:00 A.M., New York time, on the fifth full business day after the day on which the General Partner notifies the Selling Agent of the number of Units for which subscriptions have been accepted or such other day and time as shall be agreed upon between the Selling Agent and the General Partner.

          (c) No selling commissions will be paid from the proceeds of sales of Units. The Selling Agent will be credited by the Merrill Lynch organization with a selling commission of $5 per Unit, a portion of which will be paid in cash to the Financial Consultants who sell the Units from funds made available by the General Partner.

          The purchase price of Units sold to officers and employees of Merrill Lynch & Co., Inc. shall be reduced from $100 to $97, the General Partner itself paying the remaining $3 per Unit to the Partnership (retirement accounts established for such officers and employees must subscribe at $100 per Unit).

          No initial production credits shall be paid on Units sold at $97 per Unit.

          Financial Consultants will receive, in addition to initial production credits of $5, additional compensation, beginning at the end of the thirteenth month after Units have been sold, in the form of subsequent production credits equal to 0.167 of 1% (a 2% annual rate) of the percentage of the average month-end Net Asset Value of such Units committed to the Trading Advisors for management (initially, 75%, resulting in ongoing compensation at an annual rate of 1.5% of overall Net Asset Value) and attributable to Units sold by a Financial Consultant which remain outstanding (including the month as of the end of which such Unit is redeemed). Additional compensation will only be paid to Financial Consultants who agree to provide the additional services described below and who are registered with the CFTC and who have satisfied all applicable proficiency requirements (including those imposed by the NASD as a condition of receiving "trailing commissions") by either passing the Series 31 Futures Managed Funds Exam, or Series 3 National Commodity Futures Exam or by being "grandfathered" from having to do so. A portion of such credits will be paid in cash from funds made available by the General Partner.

          The additional compensation described in the foregoing paragraph shall only be paid to otherwise eligible Financial Consultants, provided that the Selling Agent continues to be registered with the CFTC as a futures commission merchant or introducing broker and continues to be a member in good standing of the NFA in such capacity, and is contingent upon the provision by a Financial Consultant (duly registered and qualified as to proficiency with the CFTC and NFA as described above) who sold outstanding Units in his capacity as a registered representative of the Selling Agent of additional services in connection with such Units, including: (i) inquiring of the General Partner from time to time, at the request of an owner of such Units, as to the Net Asset Value of a Unit of the series held by such owner; (ii) inquiring of the General Partner from time to time, at the request of an owner of such Units, regarding the commodities markets and the Partnership; (iii) assisting, at the request of the General Partner, in the redemption of Units sold by such Financial Consultant; and
     (iv) providing such other services to the owners of such Units as the General Partner may, from time to time, reasonably request.

          Additional compensation shall be credited and paid only in respect of Units sold by Financial Consultants who are eligible to receive such additional compensation as described above. No additional compensation whatsoever shall be credited, paid or accrued on any Units sold by Financial Consultants not currently eligible to receive such additional compensation. Such additional compensation shall be accrued monthly but paid on a calendar-quarter basis.

          (d) The Selling Agent will use its best efforts to find eligible persons to purchase the Units as of the end of each calendar quarter thereafter on the terms stated herein and in the Registration Statement and Prospectus. It is understood that the Selling Agent has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer and sale of the Units, the Selling Agent represents that it will comply fully with all applicable laws, and the rules of the NASD, the SEC, the CFTC, state securities administrators and any other regulatory body. In particular, and not by way of limitation, the Selling Agent represents and warrants that it is aware of Appendix F of the NASD Rules of Fair Practice and that it will comply fully with all the terms thereof in connection with the offering and sale of the Units. The Selling Agent shall not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

          The Selling Agent agrees not to recommend the purchase of Units to any subscriber unless the Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber's investment objectives, other investments, financial situation and needs, that the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Partnership, including tax benefits described in the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Partnership, including loss of investment and lack of liquidity; and the Units are otherwise a suitable investment for the subscriber.

     The Selling Agent agrees to maintain files of information disclosing the basis upon which the Selling Agent determined that the suitability requirements of Section 3 of Appendix F of the NASD Rules of Fair Practice were met as to each subscriber (the basis for determining suitability may include the Subscription Agreements and Powers of Attorney and other certificates submitted by subscribers). The Selling Agent represents and warrants that it has reasonable grounds to believe, based on information in the Prospectus and information to which the Selling Agent has had access due to its affiliation with the General Partner, that all material facts relating to an investment in the Units are adequately and accurately disclosed in the Prospectus. In connection with making the foregoing representations and warranties, the Selling Agent further represents and warrants that it has, among other things, examined the following sections in the Prospectus and obtained such additional information from the General Partner and Trading Advisors regarding the information set forth thereunder as the Selling Agent has deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Partnership and provides an adequate basis to subscribers for evaluating an investment in the Units:

          "Risk Factors"
          "Investment Factors"
          "Performance of the Fund"
          "The Advisor Selection Process"
          "Leverage Considerations"
          "The ML&Co. Guarantee"
          "Charges"
          "MLIP and MLF"
          "Conflicts of Interest"
          "Federal Income Tax Consequences"
          "Appendix I - The 'Core' Trading Advisors"
          "Appendix III - The Role of Managed Futures in an Investment
           Portfolio"

     In connection with making the representations and warranties set forth in this paragraph, the Selling Agent has not relied on inquiries made by or on behalf of any other parties.

          The Selling Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

          (e) None of the Selling Agent, the Partnership or the General Partner shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units shall not be prohibited hereby.

          (f) The Partnership is reimbursing the General Partner for organizational and initial offering costs in 36 equal monthly installments of $6,642 ending October 31, 1997.

          (g) All payments for subscriptions shall be made by debiting subscriber's customer securities account maintained with the Selling Agent as described in the Prospectus (except for the investment of certain of the Trading Advisors).

          (h) The General Partner agrees to cause its counsel to prepare and deliver to the Selling Agent an updated Blue Sky Survey which shall set forth, for the guidance of the Selling Agent, in which United States jurisdictions the Units may be offered and sold. It is understood and agreed that the Selling Agent may rely, in connection with the offering and sale of Units in any jurisdiction, on advice given by such counsel as to the legality of the offer or sale of the Units in such jurisdiction, provided, however, that the Selling Agent shall be responsible for compliance with all applicable laws, rules and regulations with respect to the actions of its employees, acting as such, in connection with sales of Units in any jurisdiction.

          Section 5.  Covenants of the General Partner.
                      --------------------------------

          (a) The General Partner will notify the Selling Agent, the Commodity Broker and the Trading Advisors immediately and confirm such notification in writing (i) when any amendment to the Registration Statement shall have become effective, (ii) of the receipt of any comments from the SEC, CFTC or any other Federal or state regulatory body with respect to the Registration Statement, (iii) of any request by the SEC, CFTC or any other Federal or state regulatory body for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto and (iv) of the issuance by the SEC, CFTC or any other Federal or state regulatory body of any order suspending the effectiveness of the Registration Statement under the 1933 Act, the CFTC registration or NFA membership of the General Partner as a commodity pool operator, or the registration of Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or of the institution, or notice of the intended institution, of any action or proceeding for that purpose.

          (b) It will deliver to the Selling Agent, as soon as available, two signed copies of each amendment to the Registration Statement as originally filed and two sets of exhibits thereto, and will also deliver to the Selling Agent such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Selling Agent shall reasonably require.

          (c) It will take all necessary regulatory steps, make all necessary ongoing regulatory filings and obtain all necessary regulatory approvals to maintain the ongoing offering of the Units, unless the General Partner notifies the Selling Agent of the Offering Termination Date.

          (d) It will deliver to the Selling Agent as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Pro-spectus (as amended or supplemented) as the Selling Agent may reasonably request for the purposes contemplated by the 1933 Act or the SEC Regulations.

          (e) During the period when the Prospectus is required to be delivered pursuant to the 1933 Act, the General Partner, the Partnership and the Trading Partnership will use best efforts to comply with all requirements imposed upon them by the 1933 Act and the Commodity Act, each as now and hereafter amended, and by the SEC Regulations and rules and regulations of the CFTC, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Units during such period in accordance with the provisions hereof and as set forth in the Prospectus.

          (f) If any event relating to or affecting the General Partner, the Partnership and the Trading Partnership shall occur as a result of which it is necessary, in the reasonable opinion of the Selling Agent, to amend or supplement the Prospectus in order to make the Prospectus not materially misleading in light of the circumstances existing at the time it is delivered to a subscriber, the General Partner, the Partnership and the Trading Partnership will forthwith prepare and furnish to the Selling Agent, at the expense of the General Partner, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus which will amend or supplement the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a subscriber, not misleading. No such amendment or supplement shall be filed without the approval of the Selling Agent, the Commodity Broker and the Trading Advisors, in each case together with their respective counsel.

          (g) It will use best efforts to qualify the Units for offer and sale under applicable securities or "Blue Sky" laws and continue such qualification throughout the Offering Period, provided that in no event shall the General Partner or the Partnership be obligated to (i) take any action which would subject it to service of process in suits other than those arising out of the offering or sale of the Units, or taxes, in any jurisdiction where either is not now so subject, (ii) change any material term in the Registration Statement, or (iii) expend a sum of money considered unreasonable by the General Partner.

          Section 6.  Covenants of the Trading Advisors.
                      ---------------------------------

          (a) Each Trading Advisor agrees to cooperate, to the extent reasonably requested by the General Partner, in the preparation of any amendments or supplements relating to itself to the Registration Statement and the Prospectus.

          (b) With respect to each "core" Trading Advisor, during the period when the Prospectus is required to be delivered under the 1933 Act, each "core" Trading Advisor agrees to notify the General Partner immediately if such "core" Trading Advisor has reason to believe that the Prospectus may contain a misleading or untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which such statements were made, in each case regarding it, its operations or any of its principals or of the occurrence of any event or of any change in circumstances which would result in the Prospectus not including all information relating to the "core" Trading Advisor and its principals required pursuant to CFTC regulations.

          With respect to each non-"core" Trading Advisor, during the period when the Prospectus is required to be delivered under the 1933 Act, each non-"core" Trading Advisor agrees to notify the General Partner immediately if such non-"core" Trading Advisor has reason to believe that the Prospectus Supplement may contain a misleading or untrue statement regarding it, its operations or any of its principals or of the occurrence of any event or of any change in circumstances which would result in the Disclosure Document furnished by the non-"core" Trading Advisor to the General Partner not being accurate and complete in all material respects or not including all information relating to the non-"core" Trading Advisor and its principals required pursuant to CFTC regulations.

          (c) Each Trading Advisor agrees to assist, and cause its principals or agents to assist, in "road show" presentations relating to the offering of the Units at the reasonable request of the Selling Agent and at the expense of the General Partner, provided that no such assistance shall result in any action which any such principal or agent reasonably believes may require registration of the Trading Advisor or any such principal or agent as a broker-dealer or salesman or interfere materially with a Trading Advisor's normal daily business activities.

          Section 7. Payment of Expenses and Fees. The General Partner pays all expenses incident to the performance of the obligations of the General Partner, the Partnership and the Trading Partnership hereunder, including: (i) the printing and delivery to the Selling Agent in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of the Prospectus and any supplements or amendments thereto, and of any supplemental sales materials; (ii) the reproduction of this Agreement and the printing and filing of the Registration Statement and the Prospectus (and, in certain cases, the exhibits thereto) with the SEC, CFTC and NFA; (iii) the qualification of the Units under the securities or "Blue Sky" laws in the various jurisdictions, including filing fees and the fees and disbursements of the General Partner's counsel incurred in connection therewith; (iv) the services of counsel and accountants for the General Partner and the Partnership, including certain services of Deloitte & Touche in connection with their review of the Performance Summaries in the Prospectus; (v) the printing or reproduction and delivery to the Selling Agent of such number of copies as it may reasonably request of the Blue Sky Survey; and (vi) "road show" presentations (including the expenses of the Trading Advisors and their personnel).

          The General Partner and the Selling Agent are each aware of the limitations imposed by Appendix F of the NASD Rules of Fair Practice on the aggregate compensation which may be received by the Selling Agent in connection with the offering and sale of the Units. The General Partner will in no event make any payments to the Selling Agent as described above, which might reasonably be considered expenses properly considered to be for the account of the Selling Agent and which, when added to the 5% with which the Selling Agent will be credited on each sale of Units ($5 per Unit), would exceed 10% of the gross proceeds of the Units sold to the public. The General Partner shall not reimburse the Selling Agent for any due diligence expenses in connection with the offering.

          Section 8. Conditions of Closing. The obligations of each of the parties hereunder are subject to the accuracy of the representations and warranties of the other parties hereto, to the performance by such other parties of their respective obligations hereunder and to the following further conditions :

          (a) As of each Additional Closing Time, no order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceeding therefor initiated or threatened by the SEC and no objection to the content thereof shall have been expressed or threatened by the CFTC or the NFA.

          (b) At the Additional Closing Time, Sidley & Austin, counsel to the General Partner and the Partnership, shall deliver to all the parties hereto its opinion, in form and substance satisfactory to each of the parties hereto.

          In rendering such opinion, Sidley & Austin may rely, as to matters of Delaware law, upon the opinion of Messrs. Richards, Layton & Finger, Wilmington, Delaware, and as to matters relating to Merrill Lynch & Co., Inc. on internal Merrill Lynch & Co., Inc. counsel.

          (c) At the Additional Closing Time on or about September 30, 1996, Mr. William T. Maitland, counsel to the Commodity Broker, shall deliver to all the parties hereto, an opinion in form and substance satisfactory to each of the parties hereto.

          (d) At the Additional Closing Time on or about September 30, 1996, counsel to each Trading Advisor shall deliver to all the parties hereto an opinion relating to each such Trading Advisor, respectively, in form and substance satisfactory to the parties hereto.

          (e) At the Additional Closing Time on or about September 30, 1996, the General Partner shall deliver a certificate to the effect that: (i) no order suspending the effectiveness of the Registration Statement has been issued and to the best of its knowledge no proceedings therefor have been instituted or threatened by the SEC, the CFTC or any other regulatory body; (ii) the representations and warranties of the General Partner contained herein are true and correct with the same effect as though expressly made at the Initial Closing Time and in respect of the Registration Statement as in effect at the Initial Closing Time; and (iii) the General Partner has performed all covenants and agreements herein contained to be performed on its part at or prior to such Additional Closing Time. Such certificate may state that the General Partner has relied upon the representations of the Trading Advisors included herein.

          (f) The Trading Advisors shall deliver a report dated as of the Additional Closing Time on or about September 30, 1996, which shall present, for the period from the date after the last day covered by the actual Performance Summaries in Appendix I in the Prospectus (with respect to the "core" Trading Advisors) or the last day covered by the actual performance records in the Performance Summaries included in the materials provided by the non-"core" Trading Advisor to the General Partner (with respect to the non-"core" Trading Advisors) to the latest practicable day before the Additional Closing Time on or about September 30, 1996, figures which shall be a continuation of such Summaries and which shall certify that such figures are accurate in all material respects. The Trading Advisors shall also certify that such Tables have been calculated in accordance with the notes to the applicable Summaries in the Prospectus (with respect to the "core" Trading Advisors) or in the Disclosure Document furnished by the non-"core" Trading Advisor to the General Partner (with respect to the non-"core" Trading Advisors).

          (g) At the time the Registration Statement becomes effective, Deloitte & Touche shall have delivered a letter, substantially in the form previously agreed upon by the Selling Agent and the General Partner.

          (h) At the Additional Closing Time on or about September 30, 1996, Deloitte & Touche shall deliver a letter in a form satisfactory to the Selling Agent and the General Partner, substantially the same in scope and substance as the letter described in paragraph (g) of this Section 8, dated as of the Additional Closing Time.

          (i) At the Additional Closing Time on or about September 30, 1996, each Trading Advisor shall deliver a certificate to the effect that (i) the representations and warranties of such Trading Advisor contained herein are true and correct with the same effect as though expressly made at such Additional Closing Time and in respect of the Registration Statement as in effect at such Additional Closing Time, and (ii) such Trading Advisor has performed all covenants and agreements herein contained to be performed on its part at or prior to such Additional Closing Time.

          (j) The Commodity Broker shall deliver a certificate to the effect that the representations and warranties of the Commodity Broker contained herein are true and correct with the same effect as though expressly made at the Additional Closing Time on or about September 30, 1996, and in respect of the Registration Statement as in effect at such Additional Closing Time.

          (k) The parties hereto shall have been furnished with such additional information, opinions, certificates and documents, including supporting documents relating to parties described in the Prospectus and certificates signed by such parties with regard to information relating to them and included in the Prospectus as they may reasonably require for the purpose of enabling them to pass upon the sale of the Units as herein contemplated and related proceedings, in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all actions taken by the parties hereto in connection with the sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to Sidley & Austin, counsel to the Trading Advisors and Mr. Maitland.

          (l) At each Additional Closing Time thereafter, the parties hereto shall have been furnished with such information, opinions and certified documents as the General Partner and the Selling Agent may deem to be necessary or appropriate.

          If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations hereunder may be cancelled by any party hereto by notifying the other parties hereto of such cancellation in writing or by telegram at any time at or prior to the Additional Closing Time, and any such cancellation or termination shall be without liability of any party to any other party except as otherwise provided in Section 7.

          Section 9.  Indemnification and Exculpation.
                      -------------------------------

          (a) Indemnification by the General Partner. The General Partner agrees to indemnify and hold harmless the Selling Agent and each Trading Advisor and each person, if any, who controls the Selling Agent or each Trading Advisor within the meaning of Section 15 of the 1933 Act, as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless (a) in the case of the "core" Trading Advisors, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information relating to such "core" Trading Advisor and furnished or approved in writing by such "core" Trading Advisor, or (b) in the case of the non-"core" Trading Advisors, such untrue statement or alleged untrue statement was made in reliance upon and in conformity with information relating to such non-"core" Trading Advisor and furnished or approved in writing by such non-"core" Trading Advisor or (c) in the case of the Selling Agent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information relating to the Selling Agent or furnished or approved by the Selling Agent.

               (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (any settlement to be subject to indemnity hereunder only if effected with the written consent of the General Partner); and

               (iii) against any and all expense whatsoever (including the fees and disbursements of counsel) reasonably incurred in investigating preparing or defending against litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above.

     In no case shall the General Partner be liable under this indemnity agreement with respect to any claim made against any indemnified party unless the General Partner shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the General Partner shall not relieve the General Partner from any liability which it may have otherwise than on account of this indemnity agreement. The General Partner shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of that portion of any suit so brought relating to the General Partner's indemnification obligations hereunder, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party or parties, defendant or defendants therein. In the event that the General Partner elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by it or them.

          In no event, however, shall the General Partner be obligated to indemnify the Selling Agent hereunder, and the Selling Agent agrees not to attempt to obtain any indemnity from the General Partner hereunder, to the extent that the General Partner and the Selling Agent are advised by counsel reasonably satisfactory to the General Partner and the Selling Agent that payment of such indemnity could adversely affect the classification of the Partnership as a partnership for Federal income tax purposes.

          The General Partner agrees to notify each Trading Advisor and the Selling Agent within a reasonable time of the assertion of any claim in connection with the sale of the Units against it or any of its officers or directors or any person who controls the General Partner within the meaning of Section 15 of the 1933 Act.

          (b) Indemnification by the Trading Advisors. Each Trading Advisor agrees to indemnify and hold harmless the Selling Agent, the Commodity Broker, the General Partner, the Partnership and each person, if any, who controls the Selling Agent, the Commodity Broker, the Partnership or the General Partner within the meaning of Section 15 of the 1933 Act (and, in the case of the General Partner and the Partnership, each person who signed the Registration Statement or is a director of the General Partner), to the same extent as the indemnity from the General Partner set forth in Section 9(a) hereof, but only insofar as the losses, claims, damages, liabilities or expenses indemnified against arise out of or are based upon (i) in the case of the "core" Trading Advisors, any untrue statement or omission or alleged untrue statement or omission relating or with respect to such "core" Trading Advisor or any principal of such "core" Trading Advisor, or their operations, trading systems, methods or performance, which was made in the Registration Statement or the Prospectus or any amendment or supplement thereto and furnished by or approved by such "core" Trading Advisor for inclusion therein, and (ii) in the case of the non-"core" Trading Advisors, (A) any untrue statement or alleged untrue statement relating or with respect to such non-"core" Trading Advisor or any principal of such non-"core" Trading Advisor, or their operations, trading systems, methods or performance which was made in the Registration Statement or the Prospectus or any amendment or supplement thereto and furnished by or approved by such non-"core" Trading Advisor for inclusion therein, or (B) any materially inaccurate or incomplete statement relating or with respect to such non-"core" Trading Advisor or any principal of such non-"core" Trading Advisor, or their operations, trading systems, methods or performance which was made in the Disclosure Document furnished by the non-"core" Trading Advisor to the General Partner.

          (c) Limitation on Certain Indemnifications and Exculpations. The exculpation provisions in the Advisory Agreements and the Consulting Agreements shall not relieve the Trading Advisors from any liability they may have or incur to the Partnership, the General Partner, the Selling Agent or the Commodity Broker under this Agreement (including, without limitation, pursuant to the provisions of Section 9(b) hereof). Nor shall the Trading Advisors be entitled to be indemnified by the General Partner, pursuant to the indemnification provisions contained in the Advisory Agreements, or by the Commodity Broker under the Consulting Agreements, against any loss, liability, damage, cost or expense it may incur under this Agreement. The General Partner shall not be entitled to be indemnified by the Partnership, pursuant to the indemnification provisions contained in the Limited Partnership Agreement against any loss, liability, damage, cost or expense it may incur under this Agreement.

          Section 10. Status of Parties. In selling the Units for the Partnership, the Selling Agent is acting solely as an agent for the Partnership and not as a principal. The Selling Agent will use its best efforts to assist the Partnership in obtaining performance by each purchaser whose offer to purchase Units from the Partnership has been accepted on behalf of the Partnership, but the Selling Agent shall not have any liability to the Partnership in the event that Subscription Agreements and Powers of Attorney are improperly completed or any such purchase is not consummated for any reason.

          Although the Trading Advisors, the Partnership and the Trading Partnership have entered into the Advisory Agreements, all parties hereto acknowledge that none of such parties has the power to act for another in any respect, except as set forth in the Advisory Agreements, and that in no event shall the Partnership or the Trading Partnership be held responsible hereunder for the acts and omissions of the Trading Advisors (or, conversely, the Trading Advisors be held responsible for acts and omissions of the Partnership or the Trading Partnership) resulting from conduct consistent with and taken in connection with or as a consequence of the Advisory Agreements.

          Section 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Selling Agent, the General Partner, the Partnership, the Trading Partnership, the Commodity Broker, the Trading Advisors or any person who controls any of the foregoing and shall survive the Initial and each Additional Closing Time in the form restated and reaffirmed as of each such Closing Time.

          Section 12. Termination. The General Partner shall have the right to terminate this Agreement at any time by giving written notice of such termination to the Trading Advisors, the Selling Agent and the Commodity Broker.

          Section 13. Notices and Authority to Act. All communications hereunder shall be in writing and, if sent to the Selling Agent, the General Partner, the Partnership or the Trading Partnership, shall be mailed, delivered or telegraphed and confirmed to it at Merrill Lynch World Headquarters, 6th Floor, South Tower, World Financial Center, New York, New York 10080-6106,
Attention: Mr. John R. Frawley, Jr.; if sent to a the Commodity Broker shall be mailed, delivered or telegraphed and confirmed to it at, Merrill Lynch World Headquarters, 250 Vesey Street, 23rd Floor, New York, New York 10281-1323,
Attention: Mr. William T. Maitland; if sent to a Trading Advisor shall be mailed, delivered or telegraphed and confirmed to it at the address furnished from time to time in writing by such Trading Advisor to the General Partner.

          Section 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Selling Agent, the Partnership, the Trading Partnership, the General Partner, the Commodity Broker, the Trading Advisors and such parties' respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation. No purchaser of a Unit shall be considered to be a successor or assign solely on the basis of such purchase.

          SECTION 15. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          Section 16. Requirements of Law. Whenever in this Agreement it is stated that a party will take or refrain from taking a particular action, such party may nevertheless refrain from taking or take such action if advised by counsel that doing so is required by law or advisable to ensure compliance with law, and shall not be subject to any liability hereunder for doing so, although such action shall permit termination of the Agreement by the other parties hereto.

          If the foregoing is in accordance with each party's understanding of its agreement, each party is requested to sign and return to the General Partner a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among them in accordance with its terms effective as of the date first above written.


                                       Very truly yours,

                                       ML PRINCIPAL PROTECTION L.P.


                                       BY:  MERRILL LYNCH INVESTMENT
                                              PARTNERS INC., General
                                              Partner


                                       By:________________________________
                                            James M. Bernard,
                                            Chief Financial Officer

                                       ML PRINCIPAL PROTECTION
                                        TRADING L.P.

                                       BY:  MERRILL LYNCH INVESTMENT
                                              PARTNERS INC., General
                                              Partner


                                       By:________________________________
                                            James M. Bernard,
                                            Chief Financial Officer


                                       MERRILL LYNCH FUTURES INC.


                                       By:_______________________________
                                            Name:
                                            Title:


                                       MERRILL LYNCH INVESTMENT
                                       PARTNERS INC.

                                       By:
                                          -----------------------------
                                          James M. Bernard,
                                          Chief Financial Officer



                                       "CORE" TRADING ADVISORS
                                       -----------------------

                                       CHESAPEAKE CAPITAL CORPORATION


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:


                                       JOHN W. HENRY & CO., INC.


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:


                                       NON-"CORE" TRADING ADVISORS
                                       ----------------------------

                                       AIS FUTURES MANAGEMENT, INC.


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:


                                       ARA PORTFOLIO MANAGEMENT COMPANY


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

                                       WEST COURSE CAPITAL INC.


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:


                                       TRENDSTAT CAPITAL MANAGEMENT, INC.



                                       By:
                                          -----------------------------
                                          Name:
                                          Title:




                                       MILLBURN RIDGEFIELD CORPORATION



                                       By:
                                          -----------------------------
                                          Name:
                                          Title:


                                       AIB INVESTMENT MANAGERS LIMITED



                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

Confirmed and accepted as of
the date first above written:

MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
  Selling Agent


By: ____________________
    John R. Frawley, Jr.